EXHIBIT 3

                       REGISTRATION RIGHTS AGREEMENT
                       -----------------------------

     This Registration Rights Agreement (the "Agreement") is entered into as of May 17, 1999 by and among (a) Paradigm Geophysical Ltd., an Israeli company (the "Company") on the one part, (b) Shamrock Holdings, Inc., a Delaware corporation ("Shamrock") on the second part, and (c) Eastgate Fund, L.P., an Iowa limited partnership, Eastgate International Limited, a corporation formed under the laws of the Commonwealth of the Bahamas, Mr. Harris Kaplan, Berman Eastgate Growth Fund, an Iowa Partnership, (jointly "Eastgate"), on the third part. (Each of Shamrock and Eastgate, severally and not jointly, shall hereinafter be referred to as, the "Holder"). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Purchase Agreements (as defined below).


                              R E C I T A L S:
                              - - - - - - - -

     Pursuant to the terms and subject to the conditions of that certain Share Purchase Agreement dated as of April 14, 1999 (the "Shamrock Purchase Agreements") between the Company and Shamrock Holdings, Inc., and that certain Share Purchase Agreement dated as of May __, 1999 between the Company and Eastgate (the "Eastgate Purchase Agreement"), the execution and delivery of this Agreement is a condition to the purchase and sale by each Holder of certain Ordinary Shares (NIS 0.5 par value) (the "Ordinary Shares") pursuant to the foregoing Purchase Agreements (as defined below).


                             A G R E E M E N T:
                             - - - - - - - - -

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Approved  Underwriter"  shall  have  the  meaning  set  forth in
Section 2.

          "Closing Date" shall mean the Closing Date as defined in the Purchase Agreements.

          "Demand Registration" shall have the meaning set forth in Section
2.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "Form F-3" shall mean Form F-3 under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          "Form  F-3  Registration"  shall  have the  meaning  set forth in
Section 4.

          "Incidental  Registration"  shall have the  meaning  set forth in
Section 3.

          "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

          "Register", "registered" and "registration" shall mean and refer to a registration effected by preparing and filing a Registration Statement and taking all other actions that are necessary or appropriate in connection therewith, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          "Registration  Expenses"  shall  have the  meaning  set  forth in
Section 8.

          "Registrable Securities" shall mean all Ordinary Shares held by Holder as of the date hereof or subsequently transferred to a permitted transferee under Section 16 hereof, provided that such term shall not include any such Ordinary Shares, (i) sold to the public by a Holder pursuant to a Registration Statement under the Securities Act, or (ii) sold by such Holder in a private transaction in which such Holder's rights hereunder were not assigned to the purchasers thereof,or (iii) Ordinary Shares that can be sold according to Rule 144(k) of the Securities Act within the subsequent three (3) month period.

          "Registration Statement" shall mean any registration statement of the Company in compliance with the Securities Act that covers Registrable Securities pursuant to the provisions of this Agreement, including, without limitation, the Prospectus, all amendments and supplements to such Registration Statement, including all post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

          "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

          "SEC" shall mean the Securities and Exchange Commission.

          "Underwritten registration" or "underwritten offering" shall mean a registration in which securities of the Company are sold to an underwriter or through an underwriter as agent for reoffering to the public.

     2. Demand Registration.
        -------------------

          (a) Request for Demand Registration. At any time after the first anniversary of the Closing Date, Shamrock shall be entitled to request in writing that the Company use its best efforts to effect the registration under the Securities Act, and under the securities or "blue sky" laws of any jurisdiction designated by Shamrock, of Registrable Securities comprising at least 350,000 Ordinary Shares (including Registrable Securities as to which other holders of Registrable Securities are also seeking registration pursuant to such request) in accordance with this
Section 2 (each, a "Demand Registration"). Any such request for a Demand Registration shall specify the amount of Registrable Securities proposed to be sold and the intended method of disposition thereof. Upon receiving a request for a Demand Registration, the Company will, as provided in this
Section 2, use its best efforts to effect the registration under the Securities Act of the Registrable Securities in the manner which the Company has been so requested by Shamrock to register.

          (b) Limitation on Demand Registrations. Notwithstanding anything to the contrary set forth in Section 2(a) but subject to Section 8, the Company shall not be obligated to file a Registration Statement with respect to more than one (1) a Demand Registration upon a request by Shamrock under Section 2(a).

          (c) Effective Demand Registration. A registration shall not constitute a Demand Registration until the Registration Statement has become effective and remains continuously effective for the lesser of: (i) the period during which all Registrable Securities registered in the Demand Registration are sold: and (ii) 180 days; provided, however, that a registration shall not constitute a Demand Registration if (x) after such Demand Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason not attributable to Shamrock and such interference is not thereafter eliminated: or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Demand Registration are not satisfied or waived, other than by reason of a failure by Shamrock.

          (d) Underwriting Procedures. If Shamrock so elects, the offering of Registrable Securities pursuant to a Demand Registration shall be in the form of a firm commitment underwritten offering and the managing underwriter or underwriters selected for such offering shall be the Approved Underwriter (as hereinafter defined in Section 2(e)) selected in accordance with Section 2(e). With respect to any firm commitment underwritten offering, the Company shall enter into a reasonable and customary underwriting agreement with the Approved Underwriter. If the Approved Underwriter advises the Company in writing that, in its opinion, the aggregate amount of Ordinary Shares requested to be included in such offering is sufficiently large so as to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Ordinary Shares that in the opinion of the Approved Underwriter may be sold without any such material adverse effect and shall allocate the amount of the Ordinary Shares to be included in such registration as follows: (i) first, Shamrock shall be permitted to include all Registrable Securities to be registered thereby;
(ii) second, Eastgate shall be allowed to include such amount of Ordinary Shares as the Approved Underwriter deems appropriate, pro rata among the Eastgate entities to the amount of shares then held by each such Eastgate entity; and (iii) third, the Company and any other shareholder exercising piggyback registration rights shall be allowed to include such amount of Ordinary Shares as the Approved Underwriter deems appropriate; provided, however, that the amount of Ordinary Shares to be sold by the Company and any other shareholders under clause (iii) and/or (iv) and intended to be included in such offering shall be reduced in its entirety prior to any reduction of the number of Shamrock's Registrable Securities.

          (e) Selection of Underwriters. If any Demand Registration is in the form of an underwritten offering, Shamrock shall select and obtain one or more investment banking firms of national reputation to act as the managing underwriters of the offering (collectively, the "Approved Underwriter"); provided, however, that the Approved Underwriter shall, in any case, be acceptable to the Company in its reasonable judgment.

     3. Incidental Registration. If the Company shall determine to register any Ordinary Shares, or any securities convertible into or exchangeable or exercisable for Ordinary Shares, for its own account or for the account of any shareholder (other than a registration on Forms F-4, or F-8 or any replacement or successor form thereof), each Holder shall be entitled to include Registrable Securities, on a pro rata basis with the other Holder based on the number of Registrable Securities then held by each Holder, in such registration (and related underwritten offering, if any) (each, an "Incidental Registration") on the following terms and conditions:

          (a) The Company shall promptly give written notice of such determination to the Holders, and the Holders shall have the right to request, by written notice given to the Company within thirty (30) days of the receipt by Holders of such notice of determination, that a specific number of Registrable Securities held by Holders be included in such Registration Statement;

          (b) If the proposed registration relates to an underwritten offering, the notice called for by Section 3(a) shall specify the name of the managing underwriter for such offering and the number of securities to be registered for the account of the Company and for the account of any other stockholder of the Company;

          (c) If the proposed registration relates to an underwritten offering, each Holder must: (i) sell all or a portion of its Registrable Securities on the same basis provided in the underwriting arrangements approved by the Company; and (ii) complete and execute all questionnaires, powers of attorney, indemnities (but only to the extent such indemnities relate specifically to information supplied by such Holder), hold-back agreements, underwriting agreements and other documents on the same basis as other similarly situated selling shareholders (or, if there are no other selling shareholders, as would be customary in a transaction of this type) required under the terms of such underwriting arrangements or by the SEC;

          (d) If the managing underwriter for the underwritten offering under the proposed registration to be made by the Company determines that inclusion of all or any portion of the Registrable Securities in such offering would adversely affect the ability of the underwriter for such offering to sell all of the securities requested to be included for sale or the price per share in such offering, the number of shares that may be included in such registration in such offering shall be allocated as follows: (i) first, the Company (if such registration was initiated thereby) or the selling shareholder exercising demand registration rights, as the case may be, shall be permitted to include all of the Ordinary Shares to be registered thereby; and (ii) second, the Holders, on a pro rata basis with one another, based on the number of Registrable Securities then held by each Holder, and any other selling shareholder exercising piggyback registration rights shall be allowed to include such amount of Registrable Securities as the managing underwriter(s) deems appropriate (on a pro rata basis with one another but only to the extent that such pro rata basis applies to the number of Ordinary Shares still retained at the time of such cutback);

          (e) Each Holder shall have the right to withdraw its Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, it may only do so after the initial filing thereof during the time period and on terms deemed appropriate by the managing underwriters for such underwritten offering; and

          (f) The Company or any other shareholder exercising demand registration rights shall have the right to terminate or withdraw any registration statement filing under this Section 3 prior to the effective date of such registration for any reason without liability to the Holders as a result thereof, whether or not either Holder has elected to include its securities in such registration.

     4. Form F-3 Registration.

          (a) At any time after the first anniversary of the Closing Date, Shamrock shall, subject to the provisions of this Section 4, be entitled to request that the Company effect a registration of its Registrable Securities comprising at least 150,000 Ordinary Shares on Form F-3 as shall be specified in such request (a "Form F-3 Registration").

          (b) As soon as practicable after receipt of any written request pursuant to Section 4(a), the Company shall file a Form F-3 Registration Statement covering the Registrable Securities and shall effect such registration as would permit or facilitate the sale and distribution of all or such portion of Shamrock's Registrable Securities as are specified in such request.

          (c) At all times during which the Company is subject to the reporting requirements of the Exchange Act, the Company shall use its best efforts to make registrations on Form F-3 available for the sale of Registrable Securities.

          (d) If Shamrock so elects, the offering of Registrable Securities pursuant to a Form F-3 Registration shall involve a managing underwriter or underwriters selected for such offering by Shamrock; provided, however, that such managing underwriter shall be acceptable to the Company in its reasonable judgment. If the managing underwriter advises the Company in writing that in its opinion the aggregate amount of Ordinary Shares requested to be included in such offering is sufficiently large so as to have a material adverse effect on the success of such offering, then the Company shall include in such registration only the aggregate amount of Ordinary Shares that in the opinion of the managing underwriter may be sold without any such material adverse effect and shall allocate the amount of the Ordinary Shares to be included in such registration as follows: (i) first, Shamrock shall be permitted to include all Registrable Securities to be registered thereby; (ii) second, Eastgate shall be allowed to include such amount of Ordinary Shares as the Approved Underwriter deems appropriate, pro rata among the Eastgate entities to the amount of shares then held by each such Eastgate entity; and (iii) third, the Company and any other shareholder exercising piggyback registration rights shall be allowed to include such amount of Ordinary Shares as the managing underwriter deems appropriate; pr, however, that, the amount of Ordinary Shares to be sold by the Company and any other shareholders under clause
(ii) and /or (iii) and intended to be included in such offering shall be reduced in its entirety prior to any reduction of the number of Holders' Registrable Securities.

          (e) Each Holder shall have the right to withdraw its Registrable Securities from the Registration Statement at any time prior to the effective date thereof, but if the same relates to an underwritten offering, it may only do so after the initial filing thereof during the time period and on terms deemed appropriate by the underwriters for such underwritten offering.

          (f) Notwithstanding anything to the contrary in Section 4(a) but subject to Section 8, the Company shall not be obligated to file a Registration Statement with respect to a Form F-3 Registration upon a request by Shamrock under Section 4(a), if the Company has paid the Registration Expenses for one Form F-3 Registrations in accordance with
Section 8; provided, however, that only a Form F-3 Registration that has become effective and remained continuously effective for the lesser of: (i) the period during which all Registrable Securities registered thereunder are sold; and (ii) 180 days shall be counted as a Form F-3 Registration and be counted against the aforesaid limitation; and provided, further, however, that a registration shall not constitute a Form F-3 Registration if (x) after such Form F-3 Registration has become effective, such registration or the related offer, sale or distribution of Registrable Securities thereunder is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Holders and such interference is not thereafter eliminated; or (y) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Form F-3 Registration are not satisfied or waived, other than by any reason of a failure not attributable to the Holders.

     5. Blockage Periods. Notwithstanding any other provision of this Agreement, the Company shall not be obligated to file any Registration Statement under Section 2 or Section 4 hereof, if, at any time, the Company's Board of Directors determines in good faith, as certified to the Holders in writing by the Company's President or Chief Executive Officer, that the filing of such a Registration Statement would be seriously detrimental to the Company. The Company may decline to file any Registration Statement for this reason only once in any twelve (12) month period and only for a maximum period of one hundred twenty (120) days at any one time.

     6. Restrictions on Public Sale by Holder of Registrable Securities. If Registrable Securities are included (in whole or in part) in a Registration Statement filed by the Company under Sections 2 through 4 for sale in an underwritten offering, each Holder whose Registrable Securities are included in such Registration Statement agrees, if requested by the managing underwriter(s) of such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, dispose of or effect any public sale or distribution of securities of the same class as (or securities exchangeable for or convertible into securities of the same class as) Registrable Securities included in a the Registration Statement, including a sale pursuant to Rule 144 under the Securities Act (except as part of such underwritten registration), during the five (5) day period prior to, and during the one hundred twenty (120) day period (or shorter period requested by the managing underwriter(s)) beginning on the closing date of such underwritten offering, to the extent timely notified in writing by the Company or the managing underwriter(s).

     7. Registration Procedures. In connection with the Company's registration obligations pursuant to Sections 2 through 4 hereof, the Company will use its best efforts to effect such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

          (a) prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its best efforts to cause such Registration Statement to become effective, and, upon the request of Shamrock or Eastgate, if it shall be a seller under each Registration Statement, keep such Registration Statement effective for up to one hundred eighty (180) days, provided that, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to each Holder and their respective counsel, copies of all such documents proposed to be filed at least five (5) days prior thereto, and the Company will not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which Shamrock (or Eastgate, if it shall be a seller) shall reasonably object within such five
(5) day period, provided, further, that the Company will not name or otherwise provide any information with respect to the Holders in any Registration Statement or Prospectus without the express written consent of the Holders, unless required to do so by the Securities Act and the rules and regulations thereunder;

          (b) prepare and file with the SEC such amendments, post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the rules and regulations thereunder with respect to the disposition of all securities covered by such Registration Statement;

          (c) promptly notify the Holders: (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by the Purchase Agreements cease to be true and correct; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement as soon as possible;

          (e) furnish to the Holders, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

          (f) deliver to the Holders, without charge, such reasonable number of conformed copies of the Registration Statement (and any post-effective amendment thereto) and such number of copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto (and any documents incorporated by reference therein) as the Holders may reasonably request, all in full conformity with the Securities Act; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holders in connection with the offer and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (g) prior to any of Registrable Securities covered by a Registration Statement, register or qualify or cooperate with the Holders in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Holders reasonably request, and use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such Registration Statement is required to be kept effective pursuant to the terms of this Agreement; and do any and all other acts or things necessary or advisable to enable the disposition of such Registrable Securities in all such jurisdictions reasonably requested by the Holders, provided that under no circumstances shall the Company be required in connection therewith or as a condition thereof to qualify to do business or to file a general consent to service of process in any such jurisdictions;

          (h) cooperate with the Holders and the managing underwriter or underwriters to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, free of any and all restrictive legends, such certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request;

          (i) upon the occurrence of any event contemplated by Section 7(c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (j) make generally available to the holders of the Company's outstanding securities earnings statements satisfying the provisions of Section ll (a) of the Securities Act, no later than sixty (60) days after the end of any twelve (12) month period (or ninety (90) days, if such period is a fiscal year): (x) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering, or, if not sold to underwriters in such an offering; (y) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said twelve (12) month period;

          (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by each Registration
Statement from and after a date not later than the effective date of such Registration Statement;

          (l) use its best efforts to cause all Registrable Securities covered by each Registration Statement to be listed, subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Registration Statement, on each securities exchange on which the Ordinary Shares issued by the Company is then listed, and admitted to trading, including, the Nasdaq Stock Market, if the Ordinary Shares are then admitted to trading on the Nasdaq Stock Market; and

          (m) enter into such agreements (including underwriting agreements in customary form containing, among other things, reasonable and customary indemnities) and take such other actions as the Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

          (n) furnish, at the request of the Holders, on the date that the Registrable Securities are delivered to an underwriter for sale in connection with an underwritten registration, or, in connection with any other registration, on the date that the registration statement with respect to such registration becomes effective: (i) an opinion, dated such date, of the counsel representing the Company for the purpose of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders; and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders, subject to the Holders providing information reasonably requested by such independent certified public accountants to comply with the rules governing delivery of such letters.

          The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 7(c)(vi) hereof, the Holders will forthwith discontinue disposition of Registrable Securities under the Prospectus related to the applicable
Registration Statement until the Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(i) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7 with respect to the Registrable Securities of the Holders that the Holders shall furnish them to the Company such information regarding themselves and the Registrable Securities held by it as shall be required by the Securities Act to effect the registration of the Holder's Registrable Securities.

     8. Registration Expenses. All expenses incident to any registration to be effected hereunder (whether or not the Registration Statement is filed or declared effective) and incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, National Association of Securities Dealers, Inc., stock exchange and qualification fees, fees and disbursements of the Company's counsel and of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance), the fees of one counsel representing the Holders in such offering (which counsel shall be selected by Shamrock if Shamrock is participating in such offering), expenses of the underwriters that are customarily requested in similar circumstances by such underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities), all such expenses being herein called "Registration Expenses," will be borne by the Company. The Company will also pay its internal expenses, the expense of any annual audit and the fees and expenses of any person retained by the Company. Notwithstanding the foregoing but subject to Section 12, the Company will not be obligated to pay Registration Expenses for more than two Demand Registrations effected pursuant to Section 2 of this Agreement or for more than one Form F-3 Registration effected pursuant to Section 4 of this Agreement. Registration Expenses incurred in connection with Registration Statements requested under Section 2 or Section 4 that are not filed or declared effective by the SEC will be paid by the Company and will not count against such limit; provided, however, if such Registration Statement not being filed or declared effective as the result of the actions of Shamrock, then Shamrock may in its sole and unlimited discretion elect to bear the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) of such Demand Registration or such Form F-3 Registration, as the case may be, in which case such registration shall not be counted as a Demand Registration under Section 2 or a Form F-3 Registration under Section 4, as the case may be. In the event that Shamrock bears the Registration Expenses (and underwriting discounts and commissions and transfer taxes, if any) in connection with any Demand Registration requested under Section 2 or Form F-3 Registration under
Section 4, such Registration Expenses shall be apportioned among the holders whose Ordinary Shares are then being registered, on the basis of the respective amounts (by number of Ordinary Shares) then being registered by them or on their behalf.

     9. Indemnification.
        ---------------

          (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Holders, their respective officers, directors, partners and employees and each person who controls Holder (within the meaning of Section 15 of the Securities Act) from and against any and all losses, claims, damages and liabilities (including any investigation, legal or other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) (collectively, "Damages") to which Holder may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities or blue sky laws in connection with the Registration Statement, Prospectus or preliminary prospectus or any amendment or supplement thereto, provided that the Company will not be liable to Holder to the extent that such Damages arise from or are based upon any untrue statement or omission (x) based upon written information furnished to the Company by Holders expressly for the inclusion in such Registration Statement, (y) made in any preliminary prospectus if Holders failed to deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by Holders to the party asserting the claim underlying such Damages and such Prospectus would have corrected such untrue statement or omission and (z) made in any Prospectus if such untrue statement or omission was corrected in an amendment or supplement to such Prospectus and Holders failed to deliver such amendment or supplement prior to or concurrently with the sale of Registrable Securities to the party asserting the claim underlying such Damages.

          (b) Indemnification by Holders of Registrable Securities. If Registrable Securities are sold under a Prospectus which is a part of a Registration Statement, Shamrock and/or each of the Eastgate entities, individually and not jointly, as to their own statements or omissions only, agrees to indemnify and hold harmless the Company, its directors and each officer who signed such Registration Statement and each person who controls the Company (within the meaning of Section 15 of the Securities Act) under the same circumstances as the foregoing indemnity from the Company to Holders to the extent that such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with information relating to Shamrock or the Eastgate entity, as the case may be, furnished in writing to the Company by such party expressly for use therein, provided that in no event shall the aggregate liability of Shamrock or the Eastgate entity, as the case may be, exceed the amount of the net proceeds received by such party upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company and Holders shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such persons in similar circumstances.

          (c) Procedure for Indemnification Proceedings. Any person entitled to indemnification hereunder will: (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person and not of the indemnifying party unless: (A) the indemnifying party has agreed to pay such fees or expenses; (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person; or (C) in the reasonable judgment of such person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section 9(c), the terms "indemnifying party", "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors and control persons as set forth above) on the one hand, and the Holders (and their respective officers, directors, partners, employees, attorneys and control persons as set forth above) on the other hand, as applicable.

          (d) Contribution. If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses: (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, the Holders shall not be required to contribute any amount in excess of the amount the Holders would have been required to pay to an indemnified party if the indemnity under Section 9(b) hereof was available. No person found liable for making a fraudulent misrepresentation (within the meaning of
Section 11 of the Securities Act) shall be entitled to contribution from any person who was found liable for making such fraudulent misrepresentation.

          (e) Timing of Payments. An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 9 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

          (f) Survival. These indemnity and contribution provisions shall remain in full force and effect, regardless of any investigation made by or on behalf of the Holders, its officers, directors, partners, attorneys, agents or any person, if any, who controls the Holders as aforesaid, and shall survive the transfer of such Registrable Securities by each Holder.

     10. Preparation; Reasonable Investigation. In connection with the preparation and filing of a Registration Statement pursuant to the terms of this Agreement:

          (a) the Company shall, with respect to a Registration Statement filed by the Company, give the Holders, the underwriter(s), if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the SEC) and each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto; and

          (b) the Company shall give the Holders, their underwriters, if any, and their respective counsel and accountants reasonable access to its books and records and opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Holders or such underwriter(s), to conduct a reasonable investigation within the meaning of Section ll(b)(3) of the Securities Act.

     11. Rule 144. At all times during which the Company is subject to the periodic reporting requirements of the Exchange Act, the Company covenants that it will file, on a timely basis, the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and it will take such further action as the Holders may reasonably request (including, without limitation, compliance with the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act), all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by: (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time; (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time; or (c) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement verifying that it has complied with such information requirements.

     12. No Inconsistent Agreements. The Company will not enter into any agreement offering registration rights of the nature set forth herein without the consent of the holder(s) of the majority of the Registrable Securities held by the Holders at such time, which consent may be withheld, in their sole discretion; provided that the Company may grant demand and incidental registration rights in the future to the Holders of Ordinary Shares on the following basis (in which event the consent of the Holders will not be required): (a) all cutbacks on incidental registrations shall be on a pro rata basis with the Ordinary Shares held by the Holders and any other selling shareholder exercising incidental registration rights (but only to the extent that such pro rata basis applies to the number of
Ordinary Shares still retained at the time of such cutback); (b) an investor investing between $5,000,000 and $10,000,000 shall be entitled to not more than one (1) demand registration right and one F-3 Registration;
(c) an investor investing between $10,000,000 and $20,000,000 shall be entitled to not more than two (2) demand registration rights and two F-3 Registrations; (d) an investor investing more than $20,000,000 shall be entitled to not more than three (3) demand registration rights and two (2) F-3 Registrations; and (e) holders of any registration rights granted subsequent to the date hereof shall not exercise any such rights, except incidental or registration rights, prior to the first anniversary of the closing of the purchase of the Ordinary Shares as to which such registration rights were granted.

     13. Assignment of Rights. Each Holder may assign its respective rights under the Agreement to: (a) any transferee of the Registrable Securities of such Holder, if such transferee has executed this Agreement and agreed to be bound by the terms hereof (it being understood, however, that the Holder effecting such transfer shall retain all of its rights hereunder with respect to all Registrable Securities not so transferred thereby); or (b) any shareholder, subsidiary, partner, nominee or Affiliate of the Holder effecting such transfer or any such transferee. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned and a copy of this Agreement executed by the Transferee.

     14. Specific Performance. The Holders, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     15. Notices. All notices required or permitted under the terms of this Agreement shall be delivered in the manner called for in the Purchase Agreements.

     16. Successors and Assigns. Subject to Section 13, this Agreement shall inure to the benefit of the successors and permitted assigns of Holders, such that the rights under this Agreement shall inure to the benefit of and be binding upon such subsequent holders of Registrable Securities without the need for an express assignment. This Agreement shall inure to the benefit of and be binding upon the Company and any corporation resulting from any merger or consolidation of the Company with or into such corporation (in which the Company is not the surviving corporation) or any corporation whose securities are issued in exchange for Ordinary Shares.

     17. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     18. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede any prior understandings, agreements or representations, written or oral, by or among the parties hereto.

     19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original, and all of which together shall constitute one instrument.

     20. Amendment. Any provision of this Agreement may be amended, waived or modified only by a writing signed by the Company and holders of a majority of the Registrable Securities.

     21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereby consent to the sole and exclusive jurisdiction of any federal or state court in the State of New York, City of New York.

          [The remainder of the page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the day and year first above written.

                                       PARADIGM GEOPHYSICAL LTD.
                                       an Israeli corporation

                                       By: /s/ Eldad Weiss
                                           --------------------------------
                                           Name:  Eldad Weiss
                                           Title: President and CEO

                                       SHAMROCK HOLDINGS, INC.


                                       By: /s/ Robert G. Moskowitz
                                           --------------------------------
                                           Name:  Robert G. Moskowitz
                                           Title: Executive Vice President
                                                  and Secretary


                                       EASTGATE FUND L.P.
                                       by Eastgate Management Corporation,
                                       its general partner

                                       By: /s/ Harris Kaplan
                                           --------------------------------
                                           Name:  Harris Kaplan
                                           Title: President


                                       EASTGATE INTERNATIONAL LIMITED, by
                                       Eastgate Management Corporation, its
                                       Investment Manager and Authorized Agent

                                       By: /s/ Harris Kaplan
                                           --------------------------------
                                           Name:  Harris Kaplan
                                           Title: President

                                        /s/ Harris Kaplan
                                       -------------------------------------
                                       MR. HARRIS KAPLAN


                                       BERMAN EASTGATE GROWTH FUND, by
                                       Eastgate Management Corporation, a
                                       general partner

                                       By: /s/ Harris Kaplan
                                           --------------------------------
                                           Name:  Harris Kaplan
                                           Title: President